UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2021
Date of Report (Date of earliest event reported)

TAYLOR DEVICES INC
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number

, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Section 8 – Other Events

Item 8.01 Other Events

Taylor Devices, Inc. announced today that it has partnered with Thornton Tomasetti to manufacture and distribute the Pumpkin™ Mounts absorber.

Pumpkin Mounts are the next generation of shock and vibration isolation technology for critical systems and structures. Originally developed by Thornton Tomasetti and its innovation accelerator TTWiiN, Pumpkin Mounts feature a symmetry that resists multi-directional lateral and vertical loads. It can support a payload in tension, compression or under shear for isolation of wall or bulkhead-mounted fixtures on all structures, including naval and commercial vessels subjected to extreme shock and vibration.

Offering significantly improved performance over standard devices, Pumpkin Mounts provide enhanced load capacity that can withstand repeated shock, along with reduced high-frequency noise and efficient use of space. Unlike rubber mounts, which require secondary devices to avoid tearing and failure, Pumpkin Mounts are resistant to high-tension forces.

Pumpkin Mounts reduce input accelerations of several hundred g's down to as low as 15 g or less when tested in naval environments where explosive shock standards are extremely rigorous. The mounts have exceptional shock performance during repetitive and multiple events without compromising equipment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)
Date: April 19, 2021	By:	/s/ Timothy J. Sopko
Timothy J. Sopko, Chief Executive Officer